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Freeport-McMoRan Completes
Acquisition of Deepwater Gulf of Mexico Interests

PHOENIX, AZ, June 30, 2014 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) announced today that its oil and gas subsidiary, Freeport-McMoRan Oil & Gas (FM O&G), has completed the previously announced acquisition of certain of Apache Corporation’s (Apache) (NYSE, Nasdaq: APA) interests in the Deepwater Gulf of Mexico (GOM).
Following the exercise of preferential purchase rights by other working interest owners in the Lucius project, FM O&G acquired for $919 million, 51.2% of Apache's 11.7% working interest in the Lucius oil development project, 100% of Apache's 12.5% working interest in the Heidelberg oil development project and several exploration leases. Following closing and the interim redetermination of equity ownership by the co-owners in the Lucius field, FM O&G owns an approximate 25.1% working interest in Lucius.
The Deepwater GOM acquisition was funded with proceeds from the previously reported sale of FM O&G’s Eagle Ford Shale assets, which closed on June 20, 2014. The estimated combined after-tax net proceeds from these transactions approximate $1.8 billion. On June 23, 2014, FCX announced that it will redeem in July 2014 approximately $1.7 billion aggregate face amount of senior notes with an average annual interest rate of approximately 6.6%.
FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the Democratic Republic of Congo; and significant oil and natural gas assets in North America, including reserves in the Deepwater GOM, onshore and offshore California and in the Haynesville natural gas shale play, and an industry-leading position in the emerging shallow water Inboard Lower Tertiary/Cretaceous natural gas trend on the Shelf of the GOM and onshore in South Louisiana. Additional information about FCX is available on FCX's website at "www.fcx.com."
Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” "potential," “estimates,” “expects,” “projects”, "targets," “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission.
Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could

Freeport-McMoRan                                         1

or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
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Freeport-McMoRan                                         2